UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

December 20, 2010

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	33-1073076
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously reported, Pamela S. Schutz, Executive Vice President – Genworth and the leader of the Retirement and Protection segment of Genworth Financial, Inc. (the “Company”), will retire from the Company on February 25, 2011, and Patrick B. Kelleher, the Company’s Senior Vice President – Chief Financial Officer, will be her successor. In connection with the transition of Ms. Schutz’s role prior to her retirement date, on December 20, 2010, the Company and Ms. Schutz determined that Ms. Schutz will step down as the leader of the Company’s Retirement and Protection segment on December 31, 2010, after which date she will remain with the Company as a non-executive, senior advisor until her retirement date. Effective January 1, 2011, Mr. Kelleher will become an Executive Vice President – Genworth and the leader of the Company’s Retirement and Protection segment. Mr. Kelleher will also remain in his role as the Company’s Chief Financial Officer until such time as his successor has been appointed and assumes this role.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: December 20, 2010	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary

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